Exhibit 99.1

News Release

Enbridge and Spectra Energy Merger Expected to Close February 27, 2017

Highlights

•	All conditions in merger agreement have been met; Transaction expected to close on February 27

•	The combined company will be a global energy infrastructure leader and the largest energy infrastructure company in North America with roughly C$166 billion (US$126 billion) enterprise value

•	Leading strategic business platforms including liquids and natural gas pipelines, natural gas distribution utilities and renewable power generation

•	Industry leading C$27 billion (US$21 billion) of secured growth projects and approximately C$48 billion (US$37 billion) of probability weighted projects under development drives transparent long-term cash flow growth

•	10 to 12 percent average annual dividend increases expected from 2018 through 2024

•	Strong, investment grade balance sheet

•	Expected run-rate synergies of pre-tax C$540 million (US$415 million) by 2019, and estimated tax savings of C$260 million (US$200 million) beginning in 2019

CALGARY, Alberta and HOUSTON, Texas – February 23, 2017 – Enbridge Inc. (TSX, NYSE:ENB) (Enbridge) and Spectra Energy Corp (NYSE:SE) (Spectra Energy) today announced that the previously announced merger of the two companies (the Transaction) has received all required regulatory clearances under the merger agreement, including from the Canadian Competition Bureau, and is expected to close on February 27, 2017.

“We are very pleased to have now received all required regulatory clearances and we look forward to realizing the significant customer and shareholder benefits of combining these two strong companies,” said Al Monaco, President and Chief Executive Officer of Enbridge. “With the completion of the Transaction, Enbridge will become a leading global energy infrastructure company and the largest in North America with roughly C$166 billion (US$126 billion) in enterprise value and the strongest liquids and natural gas infrastructure franchises on the continent. We will have a diverse set of low-risk businesses comprised of a best in class network of crude oil, liquids and natural gas pipelines, a large portfolio of strong, regulated gas distribution utilities and a growing renewable power generation platform. The combined company will be positioned to provide integrated services and first and last mile connectivity to virtually all key liquids and gas supply basins and demand markets in North America.”

Mr. Monaco added: “A significant amount of collaboration has allowed us to get to this point. The two companies have completed extensive planning in advance of closing and will be focused on a successful integration. Our teams are well prepared to ensure a smooth transition for our customers, employees and other stakeholders, while maintaining a sharp focus on our number one priority – the safety and reliability of our networks. We look forward to realizing the benefits of this strategic combination while delivering the energy people want and need.”

Spectra Energy Chief Executive Officer Greg Ebel, who will become chairman of Enbridge once the Transaction closes, said: “By combining the strength of Enbridge with the strength of Spectra Energy, we are creating an unrivaled company that will provide superior value – now and into the future – for our customers, employees, investors and communities. The Transaction will significantly enhance and extend the dividend growth outlook for Spectra Energy shareholders. No other company in our industry will have this kind of high-return, low-risk model that investors value so highly.”

Financial Matters

Enbridge expects the Transaction will support its 12 to 14 percent secured ACFFO per share CAGR guidance over the 2015-2019 planning horizon, and will be strongly additive to the Company’s growth outlook beyond that timeframe.

As previously announced, following the closing of the Transaction, Enbridge will have a substantial capital project portfolio, including C$27 billion (US$21 billion) of commercially secured growth projects coming into service between 2017 and 2019, and C$48 billion probability-weighted development project portfolio. The growth program is expected to enable the Company to deliver highly visible ongoing dividend growth of 10 to 12 percent per year, on average, through 2024, while maintaining a conservative payout of 50 to 60 percent of ACFFO.

Enbridge is committed to maintaining its financial strength. In order to further reinforce its financial position and help support continued strong investment grade credit ratings, the Transaction was structured as a share for share exchange. No incremental debt will be incurred on closing of the Transaction. In addition, at the time the Transaction was announced last September, Enbridge set a target of monetizing C$2 billion of non-core assets to provide additional financial strength and flexibility. Approximately C$1.7 billion of that C$2 billion target has been achieved through the sale of its South Prairie Region assets and agreements to sell additional non-core assets. Enbridge management has identified other potential divestments that should enable the Company to meet or exceed this target. No follow-on equity offerings by Enbridge are required to complete funding of the combined secured C$27 billion (US$21 billion) secured growth program through 2019.

The combination is expected to achieve annual run-rate synergies of pre-tax C$540 million (US$415 million) by 2019. Detailed plans have been developed to capture a good portion of these synergies in the current year. In addition, the Company expects that approximately C$260 million (US$200 million) of tax savings can be achieved through utilization of tax losses commencing in 2019.

Guidance for the combined company for 2017 will be provided in conjunction with the first quarter financial results. Enbridge expects to provide a business and integration update for investors in June 2017 and is planning an investor conference in December, at which time additional detail on the Company’s strategic priorities and long-range financial outlook will be provided.

Governance and Employee Matters

Enbridge announced today a new Board of Directors that will take effect as of the closing of the Transaction. Under the terms of the Transaction, the Board of Directors of Enbridge will consist of eight members designated by Enbridge, including Mr. Monaco (President and CEO), and five members designated by Spectra Energy, including Mr. Ebel as chairman of the board. Besides Mr. Monaco, the directors designated by Enbridge, all of whom currently serve as directors of Enbridge, are Marcel R. Coutu, J. Herb England, Charles W. Fischer, V. Maureen Kempston Darkes, Rebecca B. Roberts, Dan C. Tutcher and Catherine L. Williams. In addition to Mr. Ebel (Chair), the directors designated by Spectra Energy are Pamela L. Carter, Clarence P. Cazalot, Jr., Michael McShane and Michael E.J. Phelps, all of whom currently serve as directors of Spectra Energy.

Concurrent with the closing of the Transaction, David A. Arledge (Chair), James J. Blanchard and George K. Petty will be retiring from the Enbridge board while F. Anthony Comper, Austin A. Adams, Joseph Alvarado, Peter B. Hamilton, Miranda C. Hubbs and Michael G. Morris will be retiring from the Spectra Energy board. Both Mr. Monaco and Mr. Ebel thank those retiring board members for their contributions to the success of their respective companies. “We’re grateful to those retiring board members from the two companies for their leadership, dedication, and guidance. They have provided great stewardship to help build the two very strong organizations that we are combining.”

Mr. Monaco added that he looks forward to welcoming Spectra Energy employees to Enbridge. “We’re bringing together two exceptional teams with strong values and a shared approach to safety, our stakeholders and our communities. We will move forward together, building from our proven strengths to position Enbridge to deliver infrastructure growth opportunities for our customers and continue to create value for our shareholders.”

As previously announced, the headquarters of the combined company will be in Calgary, Alberta. Houston, Texas, will be the combined company’s gas pipelines business unit center; Edmonton, Alberta, will remain the business unit center for liquids pipelines, with the business unit centers for gas distribution continuing to be based in Ontario. The combined company at close will have approximately 17,000 employees.

Dividends and Stock Listings

Spectra Energy will make its final common share dividend payment on March 1, 2017, to Spectra shareholders of record on February 15, 2017. In January, Enbridge announced a 10 percent increase in its quarterly common share dividend payable on March 1, 2017, to shareholders of record on February 15, 2017. It is expected that the first quarterly common share dividend post-combination will be payable on June 1, 2017, subject to board approval, and is expected to include a further increase to bring the aggregate increase in Enbridge’s quarterly dividend to approximately 15 percent above the prevailing quarterly rate in 2016.

Trading in shares of Spectra Energy on the New York Stock Exchange (NYSE) will be suspended effective as of the opening of trading on February 27, 2017. In connection with the completion of the Transaction, the shares of common stock of Spectra Energy will be delisted from the NYSE and will be de-registered under the U.S. Securities Exchange Act of 1934. Common shares of Enbridge will continue to trade on both the NYSE and the Toronto Stock Exchange under the symbol “ENB”.

Enbridge Energy Partners, L.P. (NYSE: EEP) and Spectra Energy Partners, LP (NYSE: SEP) will continue to be publicly traded partnerships headquartered in Houston, Texas. Enbridge Income Fund Holdings Inc. (TSX: ENF) will remain a publicly traded corporation headquartered in Calgary, Alberta. At Transaction closing, Midcoast Energy Partners, L.P. (NYSE: MEP)(Midcoast) will be a publicly traded partnership headquartered in Houston; however as announced on January 27, 2017, all of the outstanding publicly held common units of Midcoast are expected to be acquired by an Enbridge affiliate during the second quarter of 2017 and Midcoast would cease to be a publicly listed entity at that time.

About Enbridge Inc.

Enbridge, a Canadian company, exists to fuel people’s quality of life, and has done so for more than 65 years. A North American leader in delivering energy, Enbridge has been ranked on the Global 100 Most Sustainable Corporations index for the past eight years. Enbridge operates the world’s longest crude oil and liquids transportation system across Canada and the United States and has a significant and growing involvement in natural gas gathering, transmission and midstream business, as well as an increasing involvement in power transmission. Enbridge owns and operates Canada’s largest natural gas distribution company, serving residential, commercial and industrial customers in Ontario, Quebec, New Brunswick and New York State. Enbridge has interests in approximately 2,500 MW of net renewable and alternative generating capacity, and continues to expand into wind, solar and geothermal power. Enbridge employs approximately 9,200 people, primarily in Canada and the United States and has been ranked 15 times on the annual Canada’s Top 100 Employers list, including the 2017 index. Enbridge’s common shares trade on the Toronto and New York stock exchanges under the symbol ENB. For more information, visit www.enbridge.com.

ABOUT SPECTRA ENERGY CORP

Spectra Energy Corp (NYSE: SE), a FORTUNE 500 company, is one of North America’s leading pipeline and midstream companies. Based in Houston, Texas, the company’s operations in the United States and Canada include approximately 21,000 miles of natural gas and crude oil pipelines; approximately 300 billion cubic feet of natural gas storage; 5.6 million barrels of crude oil storage; as well as natural gas gathering, processing, and local distribution operations. Spectra Energy is the general partner of Spectra Energy Partners, LP (NYSE: SEP), one of the largest pipeline master limited partnerships in the United States and owner of the natural gas and crude oil assets in Spectra Energy’s U.S. portfolio. Spectra Energy also has a 50 percent ownership in DCP Midstream, LLC, which is the general partner of DCP Midstream, LP (NYSE: DCP), the largest natural gas liquids producer and the largest natural gas processor in the United States, and the largest gathering and processing master limited partnership in the United States. Spectra Energy has served North American customers and communities for more than a century. For more information, visit www.spectraenergy.com.

FORWARD-LOOKING INFORMATION

This news release includes certain forward looking statements and information (FLI) to provide Enbridge and Spectra Energy shareholders and potential investors with information about Enbridge, Spectra Energy and their respective subsidiaries and affiliates, including each company’s management’s respective assessment of Enbridge, Spectra Energy and their respective subsidiaries’ future plans and operations, which FLI may not be appropriate for other purposes. FLI is typically identified by words such as “anticipate”, “expect”, “project”, “estimate”, “forecast”, “plan”, “intend”, “target”, “believe”, “likely” and similar words suggesting future outcomes or statements regarding an outlook. All statements other than statements of historical fact may be FLI. In particular, this news release contains FLI pertaining to, but not limited to, information with respect to the following: the Transaction; the combined company’s scale, financial flexibility and growth program; future business prospects and performance; annual cost, revenue and financing benefits; the expected ACFFO per share growth; future shareholder returns; annual dividend growth and anticipated dividend increases and payment dates; payout of distributable cash flow; financial strength and ability to fund capital program and compete for growth projects; credit ratings; run-rate and tax synergies; potential asset dispositions; leadership and governance structure; head office and business center locations; delisting and de-registration of the common stock of Spectra Energy; the proposed merger of Midcoast with an indirect wholly-owned subsidiary of Enbridge; and investor communications plans.

Although we believe that the FLI is reasonable based on the information available today and processes used to prepare it, such statements are not guarantees of future performance and you are cautioned against placing undue reliance on FLI. By its nature, FLI involves a variety of assumptions, which are based upon factors that may be difficult to predict and that may involve known and unknown risks and uncertainties and other factors which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by these FLI, including, but not limited to, the following: the realization of anticipated benefits and synergies of the Transaction and the timing thereof; the success of integration plans; the focus of management time and attention on the Transaction and other disruptions arising from the Transaction; expected future ACFFO; estimated future dividends; financial strength and flexibility; debt and equity market conditions, including the ability to access capital markets on favourable terms or at all; cost of debt and equity capital; expected supply and demand for crude oil, natural gas, natural gas liquids and renewable energy; prices of crude oil, natural gas, natural gas liquids and renewable energy; economic and competitive conditions; expected exchange rates; inflation; interest rates; changes in tax laws and tax rates; credit ratings; completion of growth projects; anticipated in-service dates; capital project funding; success of hedging activities; the ability of management of Enbridge, its subsidiaries and affiliates to execute key priorities, including those in connection with the Transaction and the proposed merger of Midcoast with an indirect wholly-owned subsidiary of Enbridge; availability and price of labour and construction materials; operational performance and reliability; customer, shareholder, regulatory and other stakeholder approvals and support; regulatory and legislative decisions and actions; public opinion; and weather. We caution that the foregoing list of factors is not exhaustive. Additional information about these and other assumptions, risks and uncertainties can be found in applicable filings with Canadian and U.S. securities regulators, including any proxy statement, prospectus or registration statement filed in connection with the Transaction. Due to the interdependencies and correlation of these factors, as well as other factors, the impact of any one assumption, risk or uncertainty on FLI cannot be determined with certainty.

Except to the extent required by law, we assume no obligation to publicly update or revise any FLI, whether as a result of new information, future events or otherwise. All FLI in this news release is expressly qualified in its entirety by these cautionary statements.

NON-GAAP MEASURES

This news release makes reference to non-GAAP measures, including ACFFO and ACFFO per share. ACFFO is defined as cash flow provided by operating activities before changes in operating assets and liabilities (including changes in environmental liabilities) less distributions to non-controlling interests and redeemable non-controlling interests, preference share dividends and maintenance capital expenditures, and further adjusted for unusual, non-recurring or non-operating factors. Management of Enbridge believes the presentation of these measures gives useful information to investors and shareholders as they provide increased transparency and insight into the performance of Enbridge. Management of Enbridge uses ACFFO to assess performance and to set its dividend payout target. These measures are not measures that have a standardized meaning prescribed by generally accepted accounting principles in the United States of America (U.S. GAAP) and may not be comparable with similar measures presented by other issuers. Additional information on Enbridge’s use of non-GAAP measures can be found in Enbridge’s Management’s Discussion and Analysis (MD&A) available on Enbridge’s website and www.sedar.com.

FOR MORE INFORMATION PLEASE CONTACT:

Enbridge Inc.

Media

Suzanne Wilton

Toll Free: 1-888-992-0997

suzanne.wilton@enbridge.com

Investment Community

Jonathan Gould

(403) 231-3916 or Toll Free: (800) 481-2804

jonathan.gould@enbridge.com

Spectra Energy Corp

Media

Creighton Welch

(713) 627-4747

cawelch@spectraenergy.com

Investment Community

Roni Cappadonna

(713) 627-4778

vacappadonna@spectraenergy.com